Exhibit 10.8

October 5, 2009

VIA FACSIMILE AND U.S. MAIL

Granite City Food & Brewery Ltd.

Granite City Restaurant Operations, Inc.

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

Attn:  James G. Gilbertson

Re:                            WAIVER OF DEFAULT — Bridge Loan Agreement, as amended, from Harmony Equity Income Fund, L.L.C., and Harmony Equity Income Fund II, L.L.C., to Granite City Food & Brewery Ltd. and Granite City Restaurant Operations, Inc.

Ladies and Gentlemen:

Reference is made to that certain Bridge Loan Agreement by and between Granite City Food & Brewery Ltd. (the “Company”), Granite City Restaurant Operations, Inc. (along with the Company, the “Borrowers”), Harmony Equity Income Fund, L.L.C. (the “Administrative Agent”), and Harmony Equity Income Fund II, L.L.C. (together with Harmony Equity Income Fund L.L.C., the “Lenders”), dated as of March 30, 2009, as amended on April 22, 2009, April 30, 2009, May 29, 2009 and July 31, 2009, and as such may be amended from time to time (the “Loan Agreement”).  For the purposes of this letter, the Loan Agreement shall be deemed to include the Convertible Bridge Notes, Security Agreement, IP Agreement and Leasehold Mortgage, Investor Rights Agreement and all other agreements and instruments entered into and binding upon the undersigned and the Borrowers pursuant thereto.  Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

This letter confirms that Lenders have previously waived certain specific defaults by letter dated August 2009.

The Company has entered into a Debt Conversion Agreement with DHW Leasing, LLC dated September 21, 2009 (“DHW Agreement”), an accurate and complete copy of which has been delivered to Administrative Agent and its counsel.  Borrowers have represented that pursuant to the DHW Agreement the equipment originally leased by Borrowers for the Restaurant will become the property of Borrowers free and clear of any indebtedness or encumbrances.  Borrowers have further represented that Borrowers are current with respect to the rent due under the real estate lease for the Restaurant.  Administrative Agent and Lenders hereby consent to the transaction contemplated by the DHW Agreement and waive any and all of Borrowers’ defaults under the Loan Agreement which are triggered on account of the consummation of the transactions contemplated by the DHW Agreement.

Administrative Agent and Lenders hereby waive default under Section 2.5(c) of the Agreement for failure to make the interest payment due October 1, 2009.  Administrative Agent and Lenders have previously waived the July 1, 2009 interest payment.  Both the October 1, 2009 and July 1, 2009 interest payments shall be added to the principal amount of indebtedness due Lenders as of the date that each interest payment was due and shall each accrue interest from said date.

Administrative Agent and Lenders hereby agree to amend Section 5.2(b) of the Loan Agreement pertaining to maintenance of Borrowers’ net consolidated revenue.  For the quarters ending September 30, 2009 and ending December 29, 2009, Borrowers shall maintain net consolidated revenue at a minimum of $20,264,500 and $20,556,600, respectively.

Administrative Agent and Lenders hereby waive Borrowers default for failure to timely deliver various items pursuant to Section 5.1 of the Loan Agreement through the date of this letter; provided, that Borrowers shall hereafter be required to perform in a timely manner the agreements contained in Section 5.1.

Lenders hereby waive the “Participation Rights” set forth in Section 3 of the Investor Rights Agreement dated March 30, 2009, between Borrower and Lenders, to the extent such rights would arise due to the transaction contemplated by the DHW Agreement.

This waiver is limited to this particular instance.  Administrative Agent and Lenders are not waiving any other agreement, covenant or obligation of the Borrowers and are not waiving any default or breach of the Sections identified herein in the future.  Except for the deferral of the October 1, 2009 interest payment, modification of the minimum net consolidated revenue for the quarters ending September 30, 2009 and December 29, 2009 and the extension of the lending date to October 31, 2009, this letter shall not constitute an amendment of the Agreement.

Signature page follows.

Sincerely,

ADMINISTRATIVE AGENT:

HARMONY EQUITY INCOME FUND, L.L.C.

		By:	/s/ Eugene E. McGowan
Eugene E. McGowan, Managing Member

LENDERS:

HARMONY EQUITY INCOME FUND, L.L.C.

		By:	/s/ Eugene E. McGowan
Eugene E. McGowan, Managing Member

HARMONY EQUITY INCOME FUND II, L.L.C.

		By:	/s/ Eugene E. McGowan
Eugene E. McGowan, Managing Member

Agreed and accepted by:

GRANITE CITY FOOD & BREWERY LTD.

By	/s/ James Gilbertson
James Gilbertson, Chief Financial Officer

GRANITE CITY RESTAURANT OPERATIONS, INC.

By	/s/ James Gilbertson
James Gilbertson, Chief Financial Officer